UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:  May 23, 2017

(Date of earliest event reported)

Atrion Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32982	63-0821819
(State or other jurisdiction	(Commission File	(I. R. S. Employer
of incorporation or organization)	Number)	Identification No.)

One Allentown Parkway
Allen, Texas	75002
(Address of principal executive offices)	(Zip Code)

(972) 390-9800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 23, 2017, the Registrant held its 2017 annual meeting of stockholders. Stockholders voted on the matters below.

1.	Election of Directors. The nominees listed below were elected to serve as directors until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified, based on the following votes:

Director	Votes For	Votes Withheld	Broker Non-Votes
Emile A Battat	1,435,513	73,342	222,482
Ronald N. Spaulding	1,438,025	70,830	222,482

2.	Ratification of Appointment of Independent Registered Public Accounting Firm. The Registrant’s stockholders ratified the appointment of Grant Thornton LLP as the Registrant’s independent registered public accounting firm for the year ending December 31, 2017, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,724,063	2,117	5,157	0

3.	Advisory Vote to Approve Executive Officer Compensation. The Registrant’s stockholders approved, on an advisory basis, the compensation of the Registrant’s executive officers, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,231,359	271,057	6,439	222,482

4.	Advisory Vote on Frequency of the Advisory Vote to Approve Executive Officer Compensation. As reflected in the votes set forth below, the Registrant’s stockholders expressed a preference that the advisory vote to approve executive officer compensation be held every year.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
1,116,386	376	388,839	3,254	222,482

Based on these results, and the Board of Directors’ prior recommendation, the Board of Directors has determined to continue to hold an advisory vote to approve executive officer compensation on an annual basis (i.e., every year).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRION CORPORATION

Date: May 24, 2017	By:	/s/ Jeffery Strickland
Jeffery Strickland Vice President and Chief Financial Officer, Secretary and Treasurer